UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): December 15, 2022

SPLASH BEVERAGE GROUP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

001-40471	34-1720075
(Commission File Number)	(IRS Employer Identification No.)

1314 East Las Olas Blvd, Suite 221 Fort Lauderdale, Florida 33301
(Address of Principal Executive Offices)

(954) 745-5815
(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	SBEV	NYSE American LLC
Warrants to purchase shares of common stock	SBEV-WT	NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On December 15, 2022, Splash Beverage Group, Inc. (the “Company”) held its 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Each share of the Company’s common stock was entitled to one vote per share. The matters voted upon and the results are set forth below.

Proposal 1: Election of Directors.

Stockholders elected each of the following nominees as directors to hold office until the next meeting of the Company’s stockholders and until his or her successor is elected and qualified.

Nominee	For	Withheld	Broker Non-Votes
Robert Nistico	15,095,390	1,459,718	7,350,063
Justin Yorke	15,096,589	1,458,519	7,350,063
Peter McDonough	15,005,305	1,549,803	7,350,063
Candace Crawford	15,002,820	1,552,288	7,350,063

Proposal 2: Approval of an Amendment to the Articles of Incorporation.

Stockholders approved an amendment to the Company’s Articles of Incorporation, as amended, to increase the number of authorized shares of common stock, $.001 from 150,000,000 to 300,000,000.

For	Against	Abstentions	Broker Non-Votes
20,266,304	3,620,009	18,858	0

Proposal 3: Ratification of Appointment of Independent Auditor.

Stockholders approved the ratification of the appointment of Daszkal Bolton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2022.

For	Against	Abstentions	Broker Non-Votes
23,361,676	163,472	380,023	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 16, 2022

SPLASH BEVERAGE GROUP, INC.

/s/ Robert Nistico
Robert Nistico
Chief Executive Officer